Exhibit 99.1

Rosetta Stone Appoints Arthur John Hass to Board of Directors
Former Goldman Sachs banker and former Senior Advisor to Osmium Partners brings strong Executive Level Expertise and Investor Perspective to Rosetta Stone Board
ARLINGTON, Va.—November 19, 2014–Rosetta Stone Inc. (NYSE:RST), the world's leading provider of education technology and language-learning solutions, today announced the appointment of Arthur “John” Hass to the company's Board of Directors.
Hass, a former Senior Advisor at alternative asset management firm Osmium Partners that owns approximately ten percent of Rosetta Stone shares, is an accomplished executive, advisor and investor with over 25 years of experience working as an investment banker, CEO, and director. As an investment banker and advisor to over 100 boards of directors, Hass brings extensive experience in providing high-level and actionable strategic advice on the most important issues facing companies.
“John has an impressive track record of engaging and advising companies and managements to maximize long-term value for shareholders,” said Steve Swad, President and CEO of Rosetta Stone, “and we welcome his perspective to Rosetta Stone and the Board. Having been an advisor to Osmium, our second largest shareholder, John is already very familiar with Rosetta Stone and our opportunities and challenges and I expect that he will have an immediate positive impact on the Company. In addition to his advisory expertise, John was also a CEO and has a solid understanding of navigating and balancing company issues with investor concerns. Further, John’s expertise in developing brands, including building a loyal and growing customer base, and how digital assets can drive change will be very valuable to Rosetta Stone.”
Hass, a partner at Goldman Sachs prior to his retirement from the firm, had an 18-year career from 1988 to 2006, holding numerous senior roles in both New York and Chicago. He advised on hundreds of corporate finance and M&A engagements and helped lead Goldman’s investment banking practice in Chicago. Hass was co-CEO and CEO of start-up retail online brokerage house, OptionsHouse LLC, a subsidiary of financial services firm PEAK6 Investments, LP, from 2006 to 2008. Hass was also a partner of PEAK6 from 2008 to 2012. John became a senior advisor to Osmium Partners in 2012.
Commenting on his appointment, John Hass said, “I am very excited about joining the Board and helping the Company work through key issues as it carries out the on-going transformation. I believe Rosetta Stone has tremendous opportunity to deliver value to its customers and stakeholders while improving the lives of millions through technology-enabled learning.”
Hass is currently a board member at Platinum Underwriters Holdings, Ltd. and Safetec Compliance Systems and is a former board member at Marbles: the Brain Store, a unique specialty store focused on building better brains, and Telemedicine, LLC. John is also involved in humanitarian causes including acting as Board President for WITNESS, a global human rights non-profit.
With the appointment of Hass, Rosetta Stone’s Board of Directors now consists of eight members. The company anticipates appointing one additional board member with digital marketing experience by the end of 2014.
About Rosetta Stone
Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company's innovative technology-driven language, reading and brain fitness solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). Since 2013, Rosetta Stone has expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.
For more information, visit www.rosettastone.com.
“Rosetta Stone” and related trademarks used herein are the property of Rosetta Stone and are used and/or registered in the United States and other countries.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Rosetta Stone's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

Media Contact:
Jonathan Mudd, 571-357-7148
jmudd@rosettastone.com

Investor Contact:
Steve Somers, CFA
703-387-5876
ssomers@rosettastone.com